SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report: June 20, 1996


                            U.S. DIAGNOSTIC LABS INC.
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             (Exact name of registrant as specified in its charter)



                                    DELAWARE
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                 (State or other jurisdiction of incorporation)



       1-13392                                        04-3047911
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(Commission File Number)                   (IRS Employer Identification No.)



  777 S. FLAGLER DRIVE, WEST PALM BEACH., FLORIDA         33401
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  (Address of principal executive offices)              (Zip Code)



                                 (407) 832-0006
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              (Registrant's telephone number, including area code)



                                 NOT APPLICABLE
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  OTHER EVENTS.

         On June 20, 1996, the Company called for redemption on July 31, 1996 all of its outstanding Redeemable Class B Warrants for cash at the redemption price of $.05 per Class B Warrant. Accordingly, after 5:00 p.m., New York Time on July 31, 1996, the Class B Warrants will no longer be exercisable for shares of the Company's Common Stock and Class B Warrants and the holders will only have the right to receive the redemption price.

Item 7.  FINANCIAL STATMENTS AND EXHIBITS.

         (c)      Exhibits.

                  4.6      Notice of Redemption to Class B Warrant holders.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    U.S. DIAGNOSTIC LABS INC.

                                    By:  /S/ JEFFREY A. GOFFMAN
                                        --------------------------------
                                         Jeffrey A. Goffman, Chairman and
                                         Chief Executive Officer




Date: June 20, 1996



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


                            U.S. DIAGNOSTIC LABS INC.

                           REDEEMABLE CLASS B WARRANTS

                              NOTICE OF REDEMPTION

         U.S. Diagnostic Labs Inc. (the "Company") hereby exercises its right, pursuant to the Warrant Agreement dated as of October 20, 1994, as amended, among the Company, American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent") and D. H. Blair Investment Banking Corp. ("Blair") to redeem on July 31, 1996 (the "Redemption Date") all of the Company's then outstanding Redeemable Class B Warrants (the "Class B Warrants").

TERMS OF REDEMPTION

         Redemption Date:            July 31, 1996

         Redemption Price:          $.05 per Warrant

CESSATION OF RIGHT TO EXERCISE AND OTHER RIGHTS OF CLASS B WARRANT HOLDERS

         The right of Class B Warrant holders to exercise their Class B Warrants to purchase shares of the Common Stock, $.01 par value per share (the "Common Stock") of the Company will terminate at 5:00 p.m., New York Time on July 31, 1996. After such time, holders of Class B Warrants will have no rights except to receive, upon surrender of the Class B Warrants, the Redemption Price. The Redemption Price is substantially less than either (i) the market price of the Common Stock receivable upon exercise of the Class B Warrant or (ii) the price that could be obtained upon the sale of the Class B Warrants in the open market.

REDEMPTION PROCEDURE

         Payment of the amount to be received on redemption will be made by the Company upon the presentation and surrender of the Class B Warrants for payment at any time on or after the Redemption Date. To surrender Class B Warrants for redemption, Class B Warrant holders should deliver certificates representing the Class B Warrants to the Warrant Agent at the following address:

                     American Stock Transfer & Trust Company
                                 40 Wall Street
                            New York, New York 10005

EXERCISE RIGHTS

         In lieu of surrendering the Class B Warrants for redemption, Class B Warrant holders may, at their option, exercise their Class B Warrants to purchase Common Stock. After 5:00 p.m., New York Time, on July 31, 1996, Class B Warrants will no longer be exercisable for shares of Common Stock.



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
EXERCISE PRICE

         Each Class B Warrant entitles the holder to purchase one share of Common Stock at a price of $8.00 per share. The closing bid price per share of the Common Stock as reported by the Nasdaq National Market on June 19, 1996 was $13.125. From May 3, 1996 through June 19, 1996, the reported closing sale price on the Nasdaq National Market ranged from a high of $14.125 to a low of $8.75 per share. On June 19, 1996 the closing sale price per Class B Warrant was $5.425.

EXERCISE PROCEDURE

         The Class B Warrants may be exercised by delivery of the Class B Warrants to the Warrant Agent, at the address set forth above, on or before 5:00 p.m. New York Time, on July 31, 1996. The Warrants so delivered must be accompanied by a bank or certified check made payable to U.S. Diagnostic Labs Inc. for the full amount of the Exercise Price ($8.00 for each Class B Warrant exercised). The Subscription Form on the reverse side of each Warrant must be completed in full and signed. Provided that a Notice of Exercise and payment of the exercise price is received by the Warrant Agent prior to 5:00 p.m. New York Time on July 31, 1996, broker-dealers shall have five business days to deliver Class B Warrant certificates to the Warrant Agent.

SOLICITATION AGENT

         D.H. Blair Investment Banking Corp. is acting as the Company's Solicitation and Information Agent in connection with the exercise of the Class B Warrants. Questions and requests for assistance should be directed to David Nachamie at (212) 495-4105, or Kenton Wood at D. H. Blair & Co., Inc. at (212) 495-4400.

         Each Warrant will be deemed exercised on the date upon which it, the fully completed and signed Subscription Form and the Exercise Price are received by the Warrant Agent.

         ANY WARRANT RECEIVED WHICH IS NOT ACCOMPANIED BY PAYMENT OF THE EXERCISE PRICE OR WHICH IS RECEIVED WITHOUT THE SUBSCRIPTION FORM HAVING BEEN COMPLETED AND SIGNED WILL BE DEEMED TO HAVE BEEN DELIVERED FOR REDEMPTION, AND NOT FOR EXERCISE.

BLUE SKY LAWS

         The shares of Common Stock issuable upon exercise of the Class B Warrants are registered, or qualified for an exemption from registration, under the securities or "blue sky" laws of the state in all states.




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